                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                   FORM 8-K

                                Current Report


                 Filed pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) May 15, 1998



                            BRANDYWINE REALTY TRUST
                            -----------------------
            (Exact name of registrant as specified in its charter)




           MARYLAND                    1-9106               23-2413352
 (State or Other Jurisdiction       (Commission         (I.R.S. Employer
       of Incorporation)            file number)      Identification Number)



            16 Campus Boulevard, Newtown Square, Pennsylvania 19073
                   (Address of principal executive offices)


                                (610) 325-5600
             (Registrant's telephone number, including area code)




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Item 5.  Other Events

         (i) Annual Shareholders Meeting. On May 15, 1998, the Annual Meeting of Shareholders of the Company was held and action was taken on three matters described in the Company's proxy statement prepared in connection with such meeting. A brief description of each matter and the voting results follows:

                  1. The election of five trustees (Anthony A. Nichols, Sr., Gerard H. Sweeney, Warren V. Musser, Walter D'Alessio, and Charles P. Pizzi) to the Board of Trustees to serve a term until the next annual meeting of shareholders and until his successor is duly elected and qualified. The voting results are summarized below:

            Trustee                           For                    Withheld            Total
            -------                           ---                    --------            -----
Anthony A. Nichols, Sr.                   29,960,886                  283,492          30,244,378
Gerard H. Sweeney                         29,954,981                  289,397          30,244,378
Warren V. Musser                          25,492,419                4,751,959          30,244,378
Walter D'Alessio                          29,945,586                  298,792          30,244,378
Charles P. Pizzi                          30,080,153                  164,225          30,244,378

                  2. An amendment to the Declaration of Trust of the Company:


                           30,062,460           Votes in favor
                               58,436           Votes against
                              123,480           Abstentions
                                 none           Broker non-votes

                  3. Adoption of the Amended and Restated 1997 Long-Term Incentive Plan received votes as follows:


                           15,140,049           Votes in favor
                            9,844,917           Votes against
                            1,096,378           Abstentions
                            4,163,037           Broker non-votes

         Each of the matters presented above received a sufficient amount of votes to be approved.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

                  3.1 -  Article of Amendment (filed May 18, 1998)



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                                   SIGNATURE
                                   ---------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       BRANDYWINE REALTY TRUST


Date:  June 3, 1998                    By: /s/ Gerard H. Sweeney
                                           ---------------------
                                            Title: President and Chief Executive
                                                   Officer


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